UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 28, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15803	84-1318182
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Company’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 8.01. Other Events
     On June 28, 2006 the Company announced the initiation of its Phase III pivotal clinical trial for CoFactor® in metastatic colorectal cancer.
     On June 29, 2006, the Company announced that it had presented encouraging new supplemental results from its CoFactor Phase II metastatic colorectal cancer trial at the 8th World Congress on Gastrointestinal Cancer in Barcelona, Spain.
     On June 29, 2006, the Company announced that it had presented CoFactor pharmacokinetics data at the 8th World Congress on Gastrointestinal Cancer in Barcelona, Spain.
     The press releases issued by the company on June 28 and 29, 2006 with respect to these matters are included with this report as exhibits.
Item 9.01. Financial Statements and Exhibits.
(d)	The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

By:	/s/ Carrie E. Carlander

	Name:	Carrie E. Carlander
	Title:	Chief Financial Officer, Senior VP Finance, Secretary & Treasurer June 30, 2006

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of the Company dated June 28, 2006 re. Initiation of Phase III Clinical Trial in Metastatic Colorectal Cancer

99.2	Press Release of the Company dated June 29, 2006 re. Presentation of Supplemental Results for the CoFactor Phase II Trial at the 8th World Congress on Gastrointestinal Cancer in Barcelona, Spain.

99.3	Press Release of the Company dated June 29, 2006 re. Presentation of CoFactor Pharmacokinetics Data at the 8th World Congress on Gastrointestinal Cancer in Barcelona, Spain.